EXHIBIT 5(b)


                           FIRST AMERICAN FUNDS, INC.

                                   EXHIBIT A
                                       TO
                         INVESTMENT ADVISORY AGREEMENT


EFFECTIVE DATES:
----------------

Portfolio                                      Effective Date
---------                                      --------------

Prime Obligations Fund                         January 20, 1995
Government Obligations Fund                    January 20, 1995
Treasury Obligations Fund                      January 20, 1995
Tax Free Obligations Fund                      October 8, 1997


ADVISORY FEES:
--------------
                                              Annual Advisory Fee
                                              as a Percentage of
Portfolio                                  Average Daily Net Assets
---------                                  ------------------------

Prime Obligations Fund                               0.40%
Government Obligations Fund                          0.40%
Treasury Obligations Fund                            0.40%
Tax Free Obligations Fund                            0.40%